EXHIBIT 99.1

PROFIRE ENERGY CORPORATE UPDATE:
COMPANY COMPLETES UTAH OFFICE RENOVATION, EXPANDS CANADA
STAFF, OPENS OKLAHOMA OFFICE

Company Completes First of Two Phases in Utah Build-Out as It Makes Room for Growing
Workforce; Total Employee Count Now Approximately 80

LINDON, Utah, March 13, 2014- Profire Energy, Inc. (OTCBB:PFIE), a technology company which manufactures, installs and services burner management systems and other combustion technologies for the oil and gas industry, today provided a corporate update regarding a number of recent developments and initiatives.

The Company has completed the first of two expansion phases for its Utah facilities. The first phase entailed the creation of 17 additional office spaces for new (and expected) sales, management, and administrative personnel, and was completed in early March. The second phase—which entails the renovation of its warehouse bays to more efficiently receive, assemble, store, and ship product—began in early March, after being approved by the Company’s Board of Directors.

The latter phase entails merging the existing bays (which are currently separated by walls), and implementing inventory-management technologies to help expedite handling of product and provide enhanced supply chain insight for management. Dedicated areas for quality-assurance testing, fabrication, assembly, and employee-training are also planned. The Company expects the second phase to be completed by fall of 2014.

The Company also provided an updated employee-total of approximately 80, with the recent hiring due (primarily) to the addition of three sales representatives in the US, seven service technicians in the US (primarily in Texas), and five R&D engineers in Canada. The increased hiring of engineering personnel is part of the Company’s strong emphasis on bringing innovate products to market, and is anticipated to help expedite new-product development.

The Company also confirmed that its Oklahoma office, which was announced in January, is now open and operational.

To learn more about Profire Energy or its products, please contact Profire Energy, or visit www.ProfireEnergy.com.

About Profire Energy, Inc.

Profire Energy assists energy production companies in the safe and efficient transportation, refinement and production of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent EPA standards and enhanced margins with their energy production processes, Profire Energy’s burner management systems are increasingly becoming part of their solution. To learn more about the company’s products and services, please visit www.ProfireEnergy.com. Profire Energy has offices in Lindon, Utah; Houston, Texas; and Edmonton, Alberta, Canada.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding new and expected sale, management, and administrative personnel; the intended effects of increased efficiency in receiving, assembling, storing, and shipping product, derived from renovating the Company’s warehouse bays; plans to merge the existing bays or implement enhanced supply chain insight (as well as the rationales for such); the creation of dedicated areas for various supply chain purposes; the Company’ s strong emphasis on bringing innovative products to market, as well as the efficacy of such to help expedite new-product development; and the operational nature of the Oklahoma office. All such forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company’s periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Andrew Limpert, CFO
(801) 796-5127

Profire Energy, Inc.
Nathan McBride, Finance & Communications
(801) 796-5127

RedChip Companies, Inc.
Brendan Hopkins
1-800-RED-CHIP (733-2447), ext. 134